As filed with the Securities and Exchange Commission on October 9, 2001

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------


                                MEGACHAIN.COM, LTD.
             (Exact name of registrant as specified in its charter)

                                    Delaware
        (State or other jurisdiction of incorporation or organization)

                                   11-3177042
                      (IRS Employer Identification Number)

                        34 West 8th Avenue Vancouver, BC
                                 CANADA V5Y 1M7
                      (Address of principal executive offices)

                                    Tom Lavin
                        (Name and address of agent for service)

                                 (604) 873-3847
               (Telephone number, including area code of agent for service)

                               MegaChain.com, Ltd.
            Directors and Employees Stock Option and Stock Award Plan
                            (Full title of the Plan)
          -------------------------------------------------------------
                                    Copy to:
                             Robert L. Sonfield, Jr.
                               Sonfield and Sonfield
                       770 South Post Oak Lane, Suite 435
                            Houston, Texas 77056-1913

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered            Registered(1)            share (2)               price (2)          registration fee
Common Stock,
  $.0001 par value              4,500,000                 $.06                 $270,000                $67.50
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers indeterminate amount of shares to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as permitted by Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Company's common shares as reported over-the-counter by the Electronic Bulletin Board on October 4, 2001.


                                     PART I

         The documents containing the information specified in this Part I will be sent or given to participants in the Directors and Employees Stock Option and Stock Award Plan (the "Plan") as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) an (b) below have been filed by the Registrant, MegaChain.com, Ltd. (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Form 10KSB for the fiscal year ended June 30, 2001 and filed with the Commission on September 24, 2001, Schedule 14f filed with the Commission on September 19, 2001, Definitive Information Statement filed with the Commission on July 27, 2001 and Preliminary Information Statement filed with the Commission on July 17, 2001. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

                  (b) Registration Statement on Form S-8 dated and filed January 2, 2001 with the Commission.

                  (c) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-SB referred to in (a) above.

Item 4:  Description of Securities

         Not Applicable

Item 5:  Interests of Named Experts and Counsel.
         --------------------------------------

         None

Item 6:  Indemnification of Directors and Officers.
         -----------------------------------------

         The General Corporation Law of Delaware provides that:

         Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not Applicable

Item 8:  Exhibits

         The following documents are filed as Exhibits to this Registration
Statement:

                  A -- Directors and Employees Stock Option and Stock Award Plan attached as Exhibit A to Registration Statement on Form S-8 as filed with the Commission on January 2, 2001.

                  5        --       Opinion of Sonfield and Sonfield as to the
                                    validity of the shares being registered.

                  23       --       Consent of Cogen Sklar, LLP, Certified
                                    Public Accountants

                  24.1     --       Consent of Sonfield and Sonfield (included
                                    in Exhibit 5)

Item 9:  Undertakings

         The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on the 4th day of October, 2001.

MEGACHAIN.COM, LTD.                                  MEGACHAIN.COM, LTD.


By: /s/Tom Lavin                                              By: /s/Tom Lavin
   -----------------------------------------                     -----------------------------------------
      Tom Lavin, Chief Executive Officer                              Tom Lavin, Chief Financial Officer




                                EXHIBIT 5 and 24.1
                      LEGAL OPINION OF Sonfield and Sonfield

                         LETTERHEAD OF SONFIELD AND SONFIELD


                                 October 9, 2001
Board of Directors
MegaChain.com, Ltd.
34 West 8th Avenue Vancouver, BC
CANADA V5Y 1M7

Dear Gentlemen:

            In my capacity as counsel for MegaChain.com, Ltd., a Delaware corporation (the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 4,500,000 shares of common stock pursuant to the Consulting Agreements as set out and described in the Company's amended Registration Statement on Form S-8 (File No. 333-53232) under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation and filing of the Registration Statement.

            Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I am of the opinion that:

                       (1) The Company is a corporation duly organized and
            validly existing under the laws of the State of Delaware;

                       (2) The Company has taken all requisite corporate action
            and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

                       (3) The maximum of 4,500,000 shares of common stock, when
            issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

            I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

Yours very truly,
/s/Robert L. Sonfield, Jr.
----------------------------------
Robert L. Sonfield, Jr.
Managing Director





                                   Exhibit 23

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-8 of MegaChain.com, Ltd. dated September 7, 2001 appearing in the Annual Report on Form 10-KSB of MegaChain.com, Ltd. for the year ended June 30, 2001.


/s/Cogen Sklar, LLP


Bala Cynwyd, PA
October 9, 2001